                                                                   EXHIBIT 10.41


                      STOCK APPRECIATION RIGHTS AGREEMENT
                      -----------------------------------

     This Stock Appreciation Rights Agreement (this "Agreement"), dated as of
                                                     ---------
April 23, 1998, by and among Jackson Products, Inc., a Delaware corporation ("Jackson"), Crystaloid Technologies, Inc., a Delaware corporation and a
  -------
subsidiary of Jackson (the "Company"), and Edward M. Stiles (the "Executive").
                            -------                               ---------

     WHEREAS, Jackson desires to provide stock appreciation rights to Executive as an incentive for Executive to remain in the service of the Company and its subsidiaries by allowing Executive to realize 2.00% of the appreciation of the equity value (as determined herein) of the Company during the next five years, subject and according to the provisions set forth herein;

     NOW, THEREFORE, in consideration of (1) the mutual covenants and agreements herein set forth, (2) the Executive's continued service with the Company, and
(3) the special benefits accruing to Jackson, the Company and Executive hereunder and in connection herewith, the parties hereto agree as follows:

     1.  Definitions.
         -----------

     "Base Compensation" means, with respect to the Executive, $57,000 for the
      -----------------
first year of this Agreement and the Executive's annual base salary at the highest rate calculated on a per annum basis during the 12 month period preceding the date of termination at any time thereafter.

     "Benefits" means health insurance plans and related fringe benefit
      --------
programs, if any, maintained by the Company for the benefit of the Executive in the Executive's capacity as an employee of the Company.

     "Board of Directors" means Jackson's Board of Directors or any properly
      ------------------
constituted committee thereof. Any determinations by the Board of Directors hereunder will be final, non-appealable, binding and conclusive.

     "Business" means (a) the design, production, manufacture, distribution and
      --------
sale of liquid crystal displays and modules or (b) any similar or incidental business conducted by, or engaged in, or proposed to be conducted by or engaged in, by the Companies prior to the date hereof or at any time during Executive's term of employment with the Company or Jackson.

     "Cause" means any of the following:  (i)  Executive's commission of any
      -----
crime or criminal offense involving the unlawful theft or conversion of substantial monies or other property, or any other felony (other than a criminal offense arising solely under a statutory provision imposing criminal liability on the Executive on a per se basis due to the offices held by the Executive),
                      --- --
including fraud or embezzlement; (ii) Executive's breach of any of his fiduciary duties to the Company or its stockholders or making of a willful misrepresentation or omission which breach, misrepresentation or omission would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of Jackson or the Company; (iii) Executive's willful, continual and material neglect or failure to discharge his duties, responsibilities or obligations to the Company (other than those arising solely due to Disability); (iv) Executive's habitual drunkenness or substance abuse which materially interferes with Executive's ability to discharge his duties, responsibilities or obligations to the Company; (v) Executive's willful and material breach of any non-competition or confidentiality agreement with the Companies, including Executive's violation of Sections 9 or 10 hereof, or any
                                              ----------------
other agreements with the Company or Jackson, including the Employment Agreement; or (vi) Executive's gross neglect of his duties and responsibilities, as determined by the Company.

     "Common Stock" means the common stock, par value $.01 per share, of the
      ------------
Company.

     "Companies" means Jackson, its successors and its direct or indirect
      ---------
subsidiaries (including the Company), now or hereafter existing.

     "Competitive Business" is defined in Section 10(a)(i).
      --------------------                ----------------

     "Confidential Information" means any confidential information including,
      ------------------------
without limitation, any study, data, calculations, software storage media or other compilation of information, patent, patent application, copyright, trademark, trade name, service mark, service name, "know-how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans or any portion or phase of any scientific or technical information, ideas, discoveries, designs, computer programs (including source of object codes), processes, procedures, formulae, improvements or other proprietary or intellectual property of the Companies, whether or not in written or tangible form, and whether or not registered, and including all files, records, manuals, books, catalogues, memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The term "Confidential Information" does not include, and there shall be no
      ------------------------
obligation hereunder with respect to, information that becomes generally available to the public other than as a result of a disclosure by the Executive not permissible hereunder or under the Employment Agreement or information acquired by the Executive completely independently, related in no way to the Business and due in no part whatsoever to his position with the Company.

     "Cost"  means with respect to the stock appreciation right, $1.00.
      ----

     "Determination Period" means the eight consecutive completed fiscal
      --------------------
quarters as set forth on the audited financial statements of the Company for the 2001 and 2002 fiscal years.

     "Determined Value" means an amount equal to (i) 3.0 times EBITDA of the
      ----------------
Company for the Determination Period, less (ii) JPI Cost.
                                      ----

     "Disability" means due to physical or mental disability Executive is unable
      ----------
to perform, and does not perform, substantially all of Executive's duties as an employee of the Company for a continuous period of 90 days as certified in writing by an experienced, recognized physician specializing in such disabilities, which physician shall be reasonably acceptable to the Company and the Executive. Subject to the foregoing, determination of Disability shall be made in the reasonable judgment of the Board of Directors and subject to interpretation and administration in a manner consistent with the Company's Long Term Disability Policy as in effect at the date hereof and with applicable law, including the Americans with Disabilities Act.

     "EBITDA" means for any period, the net income the Company plus taxes, net
      ------                                                   ----
interest expense, depreciation and amortization, each of which shall be determined in accordance with GAAP and in accordance with the Company's books and records.

     "Employment Agreement" means the Employment and Non-Interference Agreement,
      --------------------
dated as of the date hereof, between the Executive and the Company.

     "Exercise Payment" is defined in Section 3(b).
      ----------------                ------------

     "Financing Agreements" means any senior or subordinated debt, preferred
      --------------------
stock, common or other capital stock, lease or other financing agreements, instruments and documents binding upon the Companies or any of their subsidiaries, or their respective properties and assets, from time to time in effect.

     "GAAP" means the generally accepted accounting principals in the United
      ----
States of America in effect from time to time, applied on a consistent basis both as to classification of items and to amounts.

     "JPI Cost" means the sum of:  (i) $6.5 million plus (ii) the amount of any
      --------                                      ----
indebtedness of the Company and its subsidiaries at the end of the Determination Period, including but not limited to, all intercompany loans from Jackson to the Company or any of its subsidiaries; plus (iii) the aggregate amount of all
                                    ----
capital expenditures of the Company and its subsidiaries (other than capital expenditures related to maintenance) for the period from the date of this Agreement through the end of the Determination Period which are funded by Jackson through means other than intercompany loans; plus (iv) the aggregate
                                                     ----
transaction costs incurred by the Company and its subsidiaries in connection with any acquisitions for the period from the date of this Agreement through the end of the Determination Period which are funded by Jackson by means other than intercompany loans; plus (v) the fair market value (as determined in good faith
                    ----
by the Board of Directors) of any assets or businesses transferred by Jackson or any of its subsidiaries to the Company as of the end of the Determination Period.

     "Market" means any county in the United States of America and each similar
      ------
jurisdiction in any other country in which the Business was conducted by or engaged in by the Companies prior to the date hereof or is conducted or engaged in, or is proposed to be conducted or engaged in, by the Companies at any time during the Employee's term of employment with the Company.

     "Payment Date" is defined in Section 2(b).
      ------------                ------------

     "Percentage Interest" means 2.00%.
      -------------------

     "Restricted Period" is defined in Section 10(a)(i).
      -----------------                -----------------

     "Stop Payment Event" shall mean Executive's conduct at termination
      ------------------
involving actions, omissions or circumstances involving Cause or as set forth in
Section 3(b)(iv) of the Employment Agreement.
----------------

     "Three Year Junior Note" means a promissory note of the Company in
      ----------------------
substantially the form attached hereto as Exhibit A.
                                          ---------

     2.  Grant.
         -----

     (a) The Company hereby grants to the Executive a stock appreciation right relating to the Company in respect of the Determination Period.

     (b) Subject to Section 6, any Determined Value which is payable to the
                    ---------
Executive with respect to the Determination Period shall be paid on the sixth anniversary of this Agreement (the "Payment Date").
                                    ------------

     (c) The parties agree and acknowledge that this Agreement does not confer upon Executive or the stock appreciation right any rights or interests as a stockholder of the Company, and that no fiduciary duties are owed by the Company or their respective directors, officers and stockholders in respect of such stock appreciation right. Executive further agrees and acknowledges that the Company is not, and shall not be, restricted or limited in any manner from entering into or modifying any Financing Agreements that restrict or limit payments hereunder, incurring indebtedness, allocating amounts, determining rates or otherwise making determinations in respect of indebtedness or EBITDA, making other adjustments pursuant to this Agreement, issuing shares or other stock appreciation or similar rights, irrespective of any dilution or other effect thereof, or otherwise taking actions that may affect the stock appreciation right granted hereunder.

     3.  Exercise at end of the Determination Period.
         -------------------------------------------

     (a) At the end of the Determination Period, Jackson will, within thirty
(30) days after such date, give notice thereof to Executive and Executive shall, within sixty (60) days following such date, exercise all, but not less than all, of the Executive's stock appreciation right granted hereunder. Any Determined Value which is payable to the Executive as a result of such exercise shall be paid as set forth in Section 2(b). The Executive acknowledges and agrees that
                     ------------
all or any portion of the Determined Value may be paid by Jackson, at Jackson's option, in Three Year Junior Notes.

     (b) With respect to an exercise at the end of the Determination Period pursuant to Section 3(a), Jackson shall pay Executive an amount equal to the
            ------------
product of:  (i) the Percentage Interest, multiplied by (ii) the Determined
-------                                   -------------
Value (the "Exercise Payment").
            ----------------

     4.   Exercise Pursuant to Termination of Employment.  Subject to the
          ----------------------------------------------
provisions of Section 6, if the employment by the Company of the Executive is
              ---------
terminated at any time for any of the reasons specified in Section 3(b)(i), (ii)
                                                           ---------------  ----
or (v) or Sections 3(c)(i), (ii) or (iii) of the Employment Agreement then the
   ---    ----------------  ----    -----
Executive (or, solely in the case of death, the person or persons to whom the Executive's rights with respect to the stock appreciation right shall have lawfully passed by will or by applicable law) may, at the Executive's or their option, exercise all, but not less than all, of the stock appreciation right granted hereunder, and receive the Exercise Payment described below:

     (a) If the termination occurs before the second anniversary of this Agreement, the Exercise Payment shall be equal to Cost, payable on the Payment Date and in the manner set forth in Section 3(a).
                                    ------------

     (b) If the termination occurs after the second anniversary of this Agreement and before the third anniversary of this Agreement, the Exercise Payment shall be equal to 25% of the Determined Value payable on the Payment Date and in the manner set forth in Section 3(a).
                                    ------------

     (c) If the termination occurs after the third anniversary of this Agreement and before the fourth anniversary of this Agreement, the Exercise Payment shall be equal to 50% of the Determined Value payable on the Payment Date and in the manner set forth in Section 3(a).
                                    ------------

     (d) If the termination occurs after the fourth anniversary of this Agreement and before the fifth anniversary of this Agreement, the Exercise Payment shall be equal to 75% of the Determined Value payable on the Payment Date and in the manner set forth in Section 3(a).
                                    ------------

     (e) If the exercise is upon or after termination of employment and the termination occurs after the fifth anniversary of this Agreement, the Exercise Payment shall be equal to the Determined Value, payable on the Payment Date in the manner set forth in Section 3(a).
                        ------------

     Upon termination, Jackson will, within ninety (90) days after such date, give notice thereof and Executive or such persons who may exercise the stock appreciation right shall, in order to exercise the foregoing stock appreciation right, notify Jackson of its or their exercise of such stock appreciation right within six months following termination of employment.

     5.   Limitations of Payment and Other Matters.
          ----------------------------------------

     (a) All payments in respect of the exercise or purchase of stock appreciation right hereunder will be subject to the withholding and payment of applicable payroll, withholding and other taxes and other governmental charges, and will be further subject to set-off for any obligations or liabilities of or claims by the Companies against Executive.

     (b) In the event of the termination of Executive at any time prior to the payment in full of the Exercise Payment (including without limitation payments under any Three Year Junior Note) in connection with a Stop Payment Event, then, notwithstanding any prior exercise of the stock appreciation right granted hereunder, Jackson may exercise its rights under Section 6, which exercise by
                                                 ---------
Jackson will take precedence over, and nullify, the Executive's exercise of his stock appreciation right.

     (c) Notwithstanding anything to the contrary contained in this Agreement, all payments upon exercise of the stock appreciation right or repurchase of such right pursuant to Section 6, including issuances of and payments by the Company
                  ---------
on, the Three Year Junior Notes, shall be subject to (i) restrictions contained in any applicable law, (ii) restrictions contained in any of the Financing Agreements, each as amended and in effect from time to time, and any Senior Indebtedness (as defined in the Three Year Junior Notes) and (iii) the availability of cash to make any lump sum cash payments. If any such restrictions or unavailability prohibit Exercise Payments or the repurchase of the stock appreciation right hereunder which Jackson is otherwise entitled or required to make, Jackson may make such Exercise Payments or repurchases as soon as it is permitted to do so under such restrictions. The inability of Jackson to make payments pursuant to the immediately preceding sentence will not constitute a breach hereunder or entitle Executive to accelerate or otherwise demand payment therefor, or negate or otherwise affect, or permit the recision of, the exercise or repurchase of stock appreciation right or any other provision of this Agreement.

     (d) In the event of any reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or similar proceeding relating to the Company, all payments in respect of the exercise or purchase of stock appreciation right hereunder will be subject to the prior payment in full in cash of all amounts due under the Financing Agreements.

     6.   Termination of Employment.  If Executive's employment is terminated at
          -------------------------
any time prior to the expiration of the stock appreciation rights under any circumstances involving Cause or as set forth in Section 3(b)(iv) of the
                                                 ----------------
Employment Agreement (but not in any other circumstances, including death and disability), then Jackson shall have an option, irrespective of any prior exercise of the stock appreciation right, exercisable upon 30 days' notice given at any time and exercisable within 180 days after such termination, to purchase from Executive or his transferee(s) all the Executive's stock appreciation rights, irrespective of the amount of time elapsed from the date of this Agreement, at a purchase price equal to Cost.

     7.   Transfers.  The stock appreciation right shall not be transferable by
          ---------
Executive other than by will or by the laws of descent and distribution. During the lifetime of Executive a stock appreciation right shall be exercisable only by the Executive or by the Executive's guardian or legal representative.

     8. Stockholder Approval. This Agreement has been approved by Jackson, the
        --------------------
Company's sole stockholder, for purposes of Section 280(G)(b)(5)(B) of the Internal Revenue Code.

     9.   Confidential Information.  During and after Executive's term of
          ------------------------
employment with the Company or Jackson, Executive will not, directly or indirectly in one or a series of transactions, disclose to any person, or use or otherwise exploit for Executive's own benefit or for the benefit of anyone other than the Companies, any Confidential Information; provided, however, that any
                                                  --------  -------
Confidential Information may be disclosed to officers, representatives, employees and agents of the Companies who need to know such Confidential Information in order to perform the services or conduct the operations required or expected of them in the Business. Executive shall use commercially reasonable efforts to cause all persons or entities to whom any Confidential Information shall be disclosed by him hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby. Executive shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any therefor is specifically required by law; provided, however, that in the event disclosure is
                              --------  -------
required by applicable law, Executive shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company may seek an appropriate protective order. At the request of the Company, Executive agrees to deliver to the Company, at any time during his term of employment with the Company or Jackson, or thereafter, all Confidential Information which he may possess or control. Executive agrees that all Confidential Information of the Companies and its subsidiaries (whether now or hereafter existing) conceived, discovered or made by him during such term of employment exclusively belongs to the Companies (and not to Executive). Executive will promptly disclose such Confidential Information to the Company and perform all actions reasonably requested by the Company to establish and confirm such exclusive ownership.

     10.  Non-Competition and Non-Interference.
          ------------------------------------

     (a) Executive acknowledges that services provided by Executive to the Company and Jackson are unique and that obtaining or use of same by a Competitive Business (as herein defined) would cause irreparable injury to the Companies. In consideration of the grant of stock appreciation rights by Jackson hereunder, Executive covenants and agrees that:

          (i) From the date hereof through the date that is 18 months after the end of his term of employment with the Company or Jackson (the "Restricted
                                                                     ----------
     Period"), Executive will not, without the express written approval of the
     ------
     Board of Directors of Jackson, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, lender, director, officer, employee, joint venturer, investor, lessor, supplier, customer, agent, representative or other participant, in any business which competes, directly or indirectly, with the Business in the Market ("Competitive Business") without regard to (A) whether the Competitive
       --------------------
     Business has its office, manufacturing or other business facilities within or without the Market, (B) whether any of the activities of Executive referred to above occur or are performed within or without the Market or
     (C) whether Executive resides, or reports to an office, within or without the Market; provided, however, that (x) Executive may, anywhere in the
                 --------  -------
     Market, directly or indirectly, in one or a series of transactions, own, invest or acquire an interest in up to one percent (1%) of the capital stock of a corporation whose capital stock is traded publicly, or that (y) Executive may accept employment with a successor company to the Company.

          (ii) The Company covenants and agrees to provide Benefits and pay Base Compensation to the Executive during any applicable Restricted Period.

         (iii) During the Restricted Period (which shall not be reduced by any period of violation of this Agreement by Executive or period which is required for litigation to enforce the rights hereunder), Executive will not without the express prior written approval of the Board of Directors of Jackson (A) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with any of the Companies within the 24 month period preceding the date of the incident in question, to discontinue, reduce or modify such employment, agency or business relationship with any of the Companies, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or agent who is then (or was at any time within 24 months prior to the date Executive or the Competitive Business employs or seeks to employ such person) employed or retained by any of the Companies. Notwithstanding the foregoing, nothing herein shall prevent Executive from providing a letter of recommendation to an employee with respect to a future employment opportunity.

     (b) In the event that Executive breaches his obligations in any material respect under Sections 9 or 10, Jackson, in addition to pursuing all available
              ----------    --
remedies under this Agreement, at law or otherwise, and without limiting its right to pursue the same shall cease all payments to the Executive under Section
                                                                         -------
3.
-

     11.  Specific Performance.  All the parties hereto agree that their rights
          --------------------
under Section 9 and 10 are special and unique and that violation thereof would
      ----------------
not be adequately compensated by money damages and each grants the others the right to specifically enforce (including injunctive relief where appropriate) the terms of this Agreement.

     12.  Heirs, etc.  This Agreement shall be binding on the Executive, his
          ----------
heirs and personal representatives and on Jackson and the Company and their respective successors and assigns.

     13.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, any one of which shall be deemed an original without reference to the others.

     14.  Employment.  This Agreement is not, and shall not be construed in any
          ----------
way, as an employment agreement for the benefit of Executive.

     15.  Amendments.  This Agreement may not be amended or modified, and no
          ----------
waivers hereunder may be granted, except with the approval of each of the parties hereto and the holder(s) of a majority of the common stock of the Company (which, until the parties are otherwise notified, will be Jackson).

     16.  Notice.  Any notice, request, demand or other communication required
          ------
or permitted to be given under this Agreement shall be given in writing and if delivered personally, or sent by certified or registered mail, return receipt requested, as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

      If to Executive:        Edward. M. Stiles
                              ________________________
                              ________________________

      If to Company:          Crystaloid Technologies, Inc.
                              c/o Jackson Products, Inc.
                              2997 Clarkson Road
                              Chesterfield, Missouri 63017
                              Attn: Christopher T. Paule
                              Telephone:  (314) 207-2715
                              Telecopier:  (314) 207-2800

      with a copy to:         James B. Carlson
                              Mayer, Brown & Platt
                              1675 Broadway, Suite 1900
                              New York, New York 10019
                              Telephone:  (212) 506-2500
                              Telecopier:  (212) 262-1910

Any such notices shall be deemed to be given on the date personally delivered or such return receipt is issued.

     17.  Executive's Representation.  Executive hereby warrants and represents
          --------------------------
to Jackson and the Company that Executive is not subject to any covenants, agreements or restrictions, including without limitation any covenants, agreements or restrictions which would be breached or violated by Executive's execution, delivery and performance of his obligations under this Agreement.

     18.  Obligations.  Executive agrees and acknowledges that this Agreement
          -----------
and the obligations of Jackson and the Company hereunder are solely obligations and liabilities of Jackson and the Company. None of the directors, officers, employees, stockholders and affiliates or any other persons of Jackson of the Company shall be obligated or liable in respect of this Agreement, and Executive hereby releases each of them from any such obligation of liability.

      19. Validity.  If, for any reason, any provision hereof shall be
          --------
determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

      20. Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision hereof is unenforceable because of the power to reduce the scope or duration of such provision, as the case may be and, in its reduced form, such provision shall then be enforceable.

      21. Waiver of Breach; Enforcement.  The waiver by Jackson, the Company or
          -----------------------------
Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other breach of such other party. Each of the parties (and third party beneficiaries) to this Agreement shall be entitled to enforce its rights under any provision of this Agreement and to exercise all other rights existing in its favor.

      22. Litigation.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED
          ----------
AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MISSOURI, EXCEPT THAT NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF MISSOURI, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, BE INTERPOSED IN ANY ACTION HEREON. THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN THE STATE COURTS, OR IN THE UNITED STATES DISTRICT COURTS IN ST. LOUIS, MISSOURI. THE PARTIES CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON
                                                                  ----- ---
CONVENIENS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 22 SHALL NOT BE DEEMED
----------                                        ----------
TO PRECLUDE THE ENFORCEMENT OF ANY ACTION UNDER THIS AGREEMENT AND TO ENFORCE SAME IN ANY OTHER JURISDICTION.

      IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.


                                    EXECUTIVE



                                    _____________________________________
                                    Edward M. Stiles


                                    JACKSON PRODUCTS, INC.


                                    By:__________________________________
                                       Name:  Christopher T. Paule
                                       Title: Vice President


                                    CRYSTALOID TECHNOLOGIES, INC.


                                    By:__________________________________
                                       Name:  Christopher T. Paule
                                       Title: Vice President